UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

First Amendment to Purchase Agreement

On March 31, 2016, Samson Oil and Gas USA, Inc. (“Samson USA”), a subsidiary of Samson Oil & Gas Limited (the “Company”), entered into a First Amendment (the “PSA Amendment”) to its Purchase and Sale Agreement (the “Purchase Agreement”) with Oasis Petroleum North America LLC (the “Seller”). The entry into the Purchase Agreement was previously disclosed in a Form 8-K filed by the Company on January 7, 2016. The acquisition provided for in the Purchase Agreement (the “Acquisition”) closed concurrently with Samson USA’s entry into the PSA Amendment.

Pursuant to the PSA Amendment, the base purchase price for the assets being acquired (the “Assets”) was reduced from $16.5 million to $16 million, subject to adjustment as provided in the Purchase Agreement and the PSA Amendment, on account of recent changes to a gas gathering agreement covering certain of the Assets. Samson USA previously paid a deposit in the amount of $500,000 to the Seller.

Also pursuant to the PSA Amendment, the Seller agreed to finance $4 million of the purchase price for the Assets pursuant to a secured promissory note (the “Note”) issued by Samson USA to the Seller. The Note has a 12-month term and bears interest at 10%. The Note is secured by a second-lien mortgage and security interest in substantially all of the Assets. The Note is subject to a subordination and intercreditor agreement with the Company’s primary lender, and is subject to customary events of default. Upon an event of default, the outstanding balance of the Note becomes immediately due and payable, subject to the terms of the subordination and intercreditor agreement, and accrues interest at a default rate of 15%.

Third Amendment to Credit Agreement

Also on March 31, 2016, Samson USA entered into a Third Amendment (the “Third Amendment”) to its Credit Agreement (the “Credit Agreement”) with its primary lender, Mutual of Omaha Bank, as Administrative Agent (the “Agent”), and the other lenders party thereto. The Third Amendment increased Samson USA’s borrowing base to $30.5 million upon the closing of the Acquisition. Samson USA used $11.5 million of this expanded borrowing base to finance the Acquisition. The Third Amendment also made the following changes to the Credit Agreement: (1) the addition of more restrictive financial covenants (including the debt-to-EBITDA ratio and the minimum liquidity requirement); (2) increases in the interest rate and unused facility fees; (3) the addition of a minimum hedging requirement of 75% of forecasted production; (4) a requirement to reduce Samson USA’s general and administrative expenses from $6 million to $3 million per year; (5) a requirement to raise an additional $5 million in equity on or before September 30, 2016; (6) a requirement to pay down at least $10 million of the loan by June 30, 2016; and (7) the addition of a monthly cash flow sweep whereby 50% of cash operating income will be used to repay outstanding borrowings under the Credit Agreement.

The foregoing descriptions of the PSA Amendment, the Note and the Third Amendment are qualified in their entirety by reference to the text of the PSA Amendment, the Note and the Third Amendment, which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated in this Report by reference.

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ITEM 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in Item 1.01 above, on March 31, 2016, Samson USA completed the Acquisition pursuant to the Purchase Agreement and PSA Amendment. The acquired Assets include oil and gas leases subject to specified depth limitations; oil, gas and disposal wells; contracts and equipment related to the acquired leases, wells and lands; and producible hydrocarbons thereunder. Samson USA purchased the Assets from the Seller named above for a total purchase price of $16.16 million, after adjustment pursuant to the Purchase Agreement and the PSA Amendment. There is no current relationship, other than in respect of the Acquisition (including a Transition Services Agreement for operation of certain Assets that is expected to terminate no later than April 30, 2016), between the Company or Samson USA and the Seller.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1*	First Amendment to Purchase and Sale Agreement dated March 31, 2016
10.2	Secured Promissory Note dated March 31, 2016
10.3	Third Amendment to Credit Agreement dated March 31, 2016
99.1	Press Release dated April 3, 2016

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2016

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

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Exhibit No.	Description
10.1*	First Amendment to Purchase and Sale Agreement dated March 31, 2016
10.2	Secured Promissory Note dated March 31, 2016
10.3	Third Amendment to Credit Agreement dated March 31, 2016
99.1	Press Release dated April 3, 2016

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

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